UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2022

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2022, PolarityTE, Inc. (the “Company”) entered into a securities purchase agreement with a single healthcare-focused institutional investor for the purchase and sale of 1,584,159 shares of its common stock at a purchase price of $2.525 per share (or pre-funded warrants in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement (together with the registered direct offering, the “Offerings”), the Company entered into a separate securities purchase agreement with the same investor for the unregistered purchase and sale of 1,584,159 shares of common stock at the same purchase price as in the registered direct offering (or pre-funded warrants in lieu thereof). Pre-funded warrants sold in the Offerings in lieu of shares of common stock have a purchase price of $2.524 per share of common stock underlying each such warrant (equal to the purchase price per share of common stock, minus the exercise price of $0.001). Each pre-funded warrant sold in the registered direct offering and private placement offering is exercisable for one share of common stock at an exercise price of $0.001 per share, is immediately exercisable, and will not expire until fully exercised.

In addition, the Company agreed to issue to the investor in the Offerings unregistered preferred investment options (the “investment options”) to purchase up to an aggregate of 3,168,318 shares of common stock. The investment options are exercisable immediately upon issuance at an exercise price of $2.40 per share and will expire five years from the date of issuance.

The shares of common stock, the pre-funded warrants issued in the registered direct offering, and shares of common stock underlying the pre-funded warrants issued in the registered direct offering (and excluding the shares of common stock and pre-funded warrants in the private placement and the investment options and the shares of common stock underlying the investment options) are being issued pursuant to a “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-262671) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2022, and declared effective by the SEC on April 7, 2022. In connection with the registered direct offering, the Company is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, respectively, which are incorporated by reference into the Registration Statement.

The unregistered shares of common stock, pre-funded warrants, and investment options described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying such pre-funded warrants and investment options, have not been registered under the Act or applicable state securities laws. Accordingly, the shares, the pre-funded warrants, the investment options, and the shares of common stock underlying the pre-funded warrants and investment options may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Also on June 5, 2022, in connection with the offer and sale of the unregistered shares of common stock, pre-funded warrants, and investment options issued in the private placements described above, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Under the Registration Rights Agreement, we are required to file a registration statement within 30 calendar days after signing the Registration Rights Agreement. Failure by the Company to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject it to monetary penalties.

A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants, and investment options to the extent that the holder would own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

The securities purchase agreements for the registered direct and private placement offerings contain customary representations and warranties and agreements of the Company and the investor and customary indemnification rights and obligations of the parties. The closing of the registered direct offering and private placement occurred on June 8, 2022. The Company received gross proceeds of approximately $8.0 million, before deducting placement agent fees and related offering expenses. The Company intends to use the net proceeds from the Offerings for general corporate purposes and working capital, including among other things, capital expenditures and research and development expenses.

As previously disclosed, the Company engaged H.C. Wainwright & Co., LLC as placement agent (the “Placement Agent”) in connection with the Offerings pursuant to a letter agreement, dated March 5, 2022 (the “Engagement Letter”). The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities. The Company agreed to pay the Placement Agent a cash fee of 6.5% of the aggregate gross proceeds raised in the Offerings. The Company also agreed to pay the Placement Agent $35,000 for non-accountable expenses, to reimburse the Placement Agent’s legal fees and other out-of-pocket expenses in an amount up to $80,000, and to pay up to $15,950 for closing costs.

The Company also issued to designees of the Placement Agent unregistered common stock warrants (the “Placement Agent Warrants”) to purchase 5.0% of the aggregate number of shares of common stock and pre-funded warrants sold to the investor (or warrants to purchase 158,416 shares of Common Stock). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the purchase price per share (or $3.1563 per share) and a term of five-years from the commencement of the sale of the Offerings. The Company also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation for the transactions described herein, with respect to any public or private offering or other financing or capital-raising transaction to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent had back and forth correspondence during the term of its engagement or introduced to the Company during the term of its engagement in connection with the Offerings, during the six-month period following the expiration or termination of the Engagement Letter.

The foregoing descriptions of the securities purchase agreements with the investor, pre-funded warrants, investment options, the Placement Agent Warrants, and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the forms of such documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3, 4.4, and 10.3 to this report, respectively, and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s anticipated use of proceeds from the Offerings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties include the risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on March 30, 2022, and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations, and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant – Registered Direct Offering
4.2	Form of Pre-Funded Common Stock Purchase Warrant – Private Placement Offering
4.3	Form of Preferred Investment Option
4.4	Form of Placement Agent Common Stock Purchase Warrant
5.1	Opinion of Dorsey & Whitney LLP
10.1	Form of Registered Direct Securities Purchase Agreement
10.2	Form of Private Placement Securities Purchase Agreement
10.3	Form of Registration Rights Agreement
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: June 8, 2022	/s/ Jacob Patterson
Jacob Patterson
Chief Financial Officer